UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2014

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Declared Election of Certain Member Director

On September 9, 2014, Mr. James R. DeRoberts, chairman of The Arlington Bank, Upper Arlington, Ohio, was declared elected by the Federal Home Loan Bank of Cincinnati ("Bank") to serve as a member director of the Bank for a four-year term commencing January 1, 2015. Mr. DeRoberts is an incumbent member director representing Ohio with his current term expiring December 31, 2014. The 2015 board committees on which Mr. DeRoberts will be named to serve have not yet been determined as of the date of this filing.

Legal Framework for the Declared Election

The election of Mr. DeRoberts took place in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Federal Home Loan Bank Act of 1932, as amended ("Bank Act"), and the related regulations of the Federal Housing Finance Agency ("Finance Agency"). Finance Agency regulations provide that if the number of eligible nominations for member directorships is equal to or fewer than the number of member directorships to be filled, balloting is unnecessary and such nominees are declared elected upon notice to the Bank's members in the relevant state. On September 9, 2014, the Bank sent notice of the declared election of Mr. DeRoberts to its Ohio members.

Compensation of Directors for 2015

The Bank expects to compensate Mr. DeRoberts in accordance with the Bank's 2015 Director Fee Policy, a policy that has not yet been adopted but is expected to be similar to the 2014 policy. Directors are also eligible to be reimbursed for reasonable travel, subsistence and other related expenses incurred in connection with service as a Bank director.

Certain Relationships, Related Transactions, and Director Independence

Pursuant to the Bank Act and Finance Agency regulations, the Bank's member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates, and third parties generally. For further information, see Item 13, "Certain Relationships and Related Transactions, and Director Independence", in the Bank's 2013 Annual Report filed on Form 10-K with the Securities and Exchange Commission on March 20, 2014.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Form 8-K is a copy of a member announcement dated September 9, 2014, regarding Mr. DeRoberts’s re-election, as well as the commencement of the Bank's 2014 director election for two Tennessee member directorship seats and two independent directorship seats to be filled for terms beginning January 1, 2015. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Member Announcement, dated September 9, 2014, issued by the Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

September 9, 2014	By:	Thomas J. Ciresi

Name: Thomas J. Ciresi
Title: Senior Vice President, Member Services

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Exhibit Index

Exhibit No.	Description

99.1	Member Announcement, dated September 9, 2014, issued by the Bank.